Exhibit 99.1

WERNER ENTERPRISES NAMES CHRIS WIKOFF AS CHIEF FINANCIAL OFFICER

OMAHA, Neb., February 23, 2023. Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, announced today that its Board of Directors appointed Christopher D. Wikoff to serve as Executive Vice President, Treasurer and Chief Financial Officer (“CFO”) effective April 18, 2023. Mr. Wikoff succeeds John J. Steele, who announced his retirement plans last August.

Mr. Wikoff, 48, has over 20 years of finance leadership and business transformation experience with public and private multinational companies. Prior to joining Werner, Mr. Wikoff served as Executive Vice President and Treasurer of West Technology Group, formerly Intrado Corporation, a cloud-based, global technology partner, where he was responsible for Accounting, Treasury, Tax, Investor/Lender Relations and Financial Shared Services. During this time, Mr. Wikoff was integral in leading West’s finance and business transformation, in addition to numerous capital market transactions, acquisitions and divestitures.

Prior to West, Mr. Wikoff served as Vice President, Finance and Treasurer at CommScope (Nasdaq: COMM), a Fortune 1000 network infrastructure provider, from 2003 to 2015, where he served as a corporate finance leader during a period of significant global growth and transformation. Prior to CommScope, Mr. Wikoff served in several corporate and divisional finance leadership roles with Avaya from 2000 to 2003.

“We are excited to welcome Chris to our executive team and to Werner at this exciting time in our history. An accomplished and strategic finance leader, Chris shares our company values and brings a growth mindset and deep experience in technology, operational process, treasury and investor relations,” said Derek J. Leathers, Werner’s Chairman, President and Chief Executive Officer. “Chris will be integral in ensuring continued financial discipline and focus in support of our DRIVE strategy and value delivery to our customers, associates and shareholders. I am eager to have Chris on board, bringing to bear his experience, strategy and vision to help move Werner forward.”

“I am honored and excited to join a very talented and experienced team at Werner,” said incoming CFO Chris Wikoff. “The Company is a premier transportation and logistics company and I look forward to building on an already strong foundation to drive value for all our stakeholders, as well as partnering with Derek and the rest of the leadership team to further elevate our financial rigor while ensuring continued customer excellence.”

“On behalf of the entire Werner organization, I would like to thank John for his 33 years of dedication and contributions to Werner’s success and for his commitment to ensuring a seamless transition. We wish John only the best in his retirement,” concluded Mr. Leathers.

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services across the United States, Mexico and Canada. With 2022 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way

Werner Enterprises, Inc. - Release of February 23, 2023

Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed Quarterly Reports on From 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Derek J. Leathers
Chairman, President
and Chief Executive Officer
(402) 894-3529

Source: Werner Enterprises, Inc.